THE WEST COMPANY, INCORPORATED
                                101 GORDON DRIVE
                              LIONVILLE, PA 19341

                         IMMEDIATE ATTENTION REQUESTED

                               September 9, 1998

Re: LETTER OF INSTRUCTIONS
    THE WEST COMPANY, INCORPORATED SAVINGS PLAN
    EMPLOYER MATCHING CONTRIBUTION AND PAYSOP ACCOUNTS

Dear Plan Participant:

     The West Company, Incorporated (the "Company") has announced that the Company's Board of Directors approved a plan to purchase up to 2,000,000 shares of its common stock (the "Offer"). In this purchase plan, called a "tender offer," shareholders have an opportunity to tender to the Company any, all or none of their shares at prices not less than $27.00 nor more than $31.00 per share. After shares are tendered by shareholders, the Company will select a price within that range and buy back, at the selected price, shares that have been tendered at or below the selected price.

     Enclosed with this letter are all of the materials relating to this tender offer. These materials contain important information about the tender offer and should be carefully reviewed.

     As a participant in the Company's Savings Plan (the "Plan"), part of your contributions to the Savings Plan is matched by an Employer Matching Contribution which is invested in Company common stock. Also held under the Plan are shares in the PAYSOP account of participants in the predecessors of the Plan prior to December 31, 1986. Subject to the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the terms and conditions of the Plan, you may have the right to tender some of the shares held in your Employer Matching Contribution and PAYSOP Account in the Offer.

     PURSUANT TO SECTION 11.7 OF THE SAVINGS PLAN AND AS SET FORTH BELOW, THERE ARE SIGNIFICANT LIMITATIONS ON THE LIQUIDATION OF SHARES HELD IN EMPLOYER MATCHING CONTRIBUTION OR PAYSOP ACCOUNTS ("MATCHING SHARES"):

          1. A PARTICIPANT MAY LIQUIDATE MATCHING SHARES ONLY IF THE PARTICIPANT HAS REACHED THE AGE OF 55 AND HAS BEEN CREDITED WITH FIVE YEARS OF SERVICE WITH THE COMPANY (A "QUALIFIED PARTICIPANT");

          2. A QUALIFIED PARTICIPANT MAY LIQUIDATE ONLY 20% OF THE SHARES HELD FOR AT LEAST TWO YEARS IN HIS OR HER EMPLOYER MATCHING CONTRIBUTION AND PAYSOP ACCOUNT IN ANY GIVEN CALENDAR YEAR.

     THEREFORE, (1) PARTICIPANTS WHO ARE NOT QUALIFIED PARTICIPANTS, AND (2) QUALIFIED PARTICIPANTS WHO HAVE LIQUIDATED 20% OF THEIR MATCHING SHARES DURING CALENDAR 1998, MAY NOT TENDER MATCHING SHARES IN THE OFFER. NO SHARES HELD FOR LESS THAN TWO YEARS IN AN EMPLOYER MATCHING CONTRIBUTION OR PAYSOP ACCOUNT MAY BE TENDERED IN THE OFFER.

     The total number of shares in your Employer Matching Contribution and PAYSOP Account are noted on the Direction Form. Not all of these Shares may be eligible for tendering in the Offer.

     If you decide to direct us to tender any or all of your Matching Shares, you are entitled:

     o to specify the price or prices (within the limits of the Offer) at which they should be tendered; and

     o to accept the price to be paid to all shareholders whose shares will be purchased.

     If you do not direct us whether to tender your shares, your shares will not be tendered and will remain in your account. Please see the instructions on the enclosed Direction Form.

     PLEASE MAIL YOUR COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM, EVEN IF YOU DECIDE NOT TO INSTRUCT US TO TENDER ANY SHARES, IN THE ENCLOSED RETURN ENVELOPE TO:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 40 WALL STREET
                                   46TH FLOOR
                               NEW YORK, NY 10005

     AMERICAN STOCK TRANSFER & TRUST COMPANY IS ACTING AS AGENT FOR THE SAVINGS PLAN TRUSTEE IN TABULATING THE DIRECTION FORMS.

     ALTHOUGH THE TENDER OFFER IS NOT SCHEDULED TO EXPIRE UNTIL 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 7, 1998, UNLESS EXTENDED, AMERICAN STOCK TRANSFER & TRUST COMPANY MUST RECEIVE THE DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS THIS DEADLINE IS EXTENDED. SEE
SECTION 14 OF THE OFFER TO PURCHASE.

     IF AMERICAN STOCK TRANSFER & TRUST COMPANY DOES NOT RECEIVE A COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS EXTENDED, THEN, IN ACCORDANCE WITH THE TERMS OF THE PLAN, YOUR SHARES WILL NOT BE TENDERED AND WILL REMAIN IN YOUR ACCOUNT.

     If you submit a Direction Form to American Stock Transfer & Trust Company directing us to tender eligible Matching Shares and later decide to withdraw your tender, you must follow the procedures set forth in the Direction Form. See
Section 3 of the Offer to Purchase.

     IF YOU DIRECT US TO TENDER ELIGIBLE MATCHING SHARES AND THEY ARE PURCHASED BY THE COMPANY, ANY PROCEEDS WILL BE DEPOSITED IN THE AMERICAN EXPRESS TRUST COMPANY INCOME FUND II IN THE SAVINGS PLAN. AFTER THE EXPIRATION OF THE TENDER OFFER YOU MAY TRANSFER THESE FUNDS TO OTHER INVESTMENT OPTIONS IN THE SAVINGS PLAN.

     Neither The West Company, Incorporated, its Board of Directors, American Express Trust Company, the trustee of the Company's Savings Plan, American Stock Transfer & Trust Company, as agent in tabulating the Direction Forms, Warburg Dillon Read LLC, the Dealer Manager for the Offer, Shareholder Communications Corporation, the Information Agent for the Offer, nor any other party makes any recommendations to you as to whether or not to tender shares or the price or prices at which to tender. You should make your own decision with respect to the Offer.

     You may contact Shareholder Communications Corporation, the Information Agent for the Offer, at (888) 279-9146 (toll free) or (212) 805-7000, ext. 358
(call collect) if you have questions on the procedure for tendering the shares attributable to your individual account or the terms and conditions of the Offer, or Warburg Dillon Read LLC, the Dealer Manager for the tender offer, at
(212) 906-7000 if you have questions on the terms and conditions of the tender offer. Questions with respect to the Plan should be directed to American Express Trust Company, the trustee for the Savings Plan at (800) 355-5770, or to the Company at (610) 594-2950.

                                          THE WEST COMPANY, INCORPORATED

Enclosures

                             QUESTIONS AND ANSWERS
                    ABOUT THE TENDER OFFER FOR PARTICIPANTS
                        IN THE WEST COMPANY SAVINGS PLAN

Q. DO I OWN ANY WEST COMMON STOCK IN MY SAVINGS PLAN ACCOUNT?

A. Yes. The Company's matching contribution to your Savings Plan account is invested in Company common stock, and is held in a separate account, your Employer Matching Contribution Account.

Q. CAN I TENDER SHARES IN MY EMPLOYER MATCHING CONTRIBUTION ACCOUNT (MY "MATCHING SHARES") IN THE TENDER OFFER?

A. Perhaps. Under the Savings Plan, participants may liquidate Matching Shares only if they have reached the age of 55 and have been credited with five years of service with the Company.

Q. I HAVE REACHED THE "55/5" QUALIFICATION? CAN I TENDER MATCHING SHARES?

A. Again, perhaps. Once a participant is "55/5" qualified, only 20% of the shares held for at least two years in their Employer Matching Contribution Account may be liquidated in any given calendar year. Therefore, you can only tender the Matching Shares that you have held in your account for two years or more. Further, you can tender only 20% of those Matching Shares, and you cannot tender those Matching Shares if in 1998 you already liquidated 20% of your Matching Shares.

Q. I HAVE REACHED THE "55/5" QUALIFICATION, I HAVE MATCHING SHARES THAT I HAVE HELD FOR AT LEAST TWO YEARS AND I HAVE NOT LIQUIDATED ANY OF MY MATCHING SHARES THIS YEAR. CAN I TENDER 20% OF THOSE MATCHING SHARES?

A. Yes. You should follow the instructions in the Direction Form to tender your Matching Shares.

Q. WILL ALL THE MATCHING SHARES I TENDER BE PURCHASED?

A. Not necessarily. Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest single per-share price within the tender offer price range that will allow it to buy 2,000,000 shares, and the shares that you tender that are not purchased will be returned to you. If the number of shares tendered at or below that price is more than 2,000,000, the Company will buy the shares pro rata from those tendering shares. If the number of shares tendered is below 2,000,000, then the Company will purchase all of the tendered shares.

Q. HOW WILL I GET PAID FOR MY TENDERED AND PURCHASED MATCHING SHARES?

A. You will get paid in cash at the determined price, which will be no less than $27.00 or more than $31.00 per share.

Q. WILL THE MONEY REMAIN IN MY SAVINGS PLAN ACCOUNT?

A. Yes. The proceeds for your purchased Matching Shares will be deposited in the American Express Trust Company Income Fund II in the Savings Plan.

Q. CAN I REDIRECT THIS MONEY TO OTHER INVESTMENT OPTIONS?

A. Yes, you will be able to transfer these funds to the other investment options in the Savings Plan, according to the terms and conditions of the Savings Plan.

Q. IS THERE A FORM I MUST USE TO TENDER MATCHING SHARES?

A. Yes. Included in this mailing is a Direction Form for your Savings Plan Matching Shares. You should complete this form and return it to American Stock Transfer & Trust Company, even if you do not wish to tender shares.

Q. WHAT IS THE DEADLINE FOR RETURNING THE DIRECTION FORM?

A. Even though the tender offer is not scheduled to expire until 5:00 P.M., New York City time on October 7, 1998, the Direction Form for your Savings Plan Matching Shares must be received by American Stock Transfer & Trust Company by 5:00 P.M. New York City time on Friday, October 2, 1998, unless this deadline is extended.

Q. WHAT SHOULD I DO IF I DON'T WANT TO TENDER MATCHING SHARES?

A. You should check Box 1 on the Direction Form and return it to American Stock Transfer & Trust Company in the enclosed envelope.

Q. WILL SHARES BE PURCHASED IN MY ACCOUNT BY THE COMPANY MATCHING CONTRIBUTIONS DURING THE TENDER OFFER?

A. Yes. During the tender offer, the Company matching contributions will continue to be invested in shares of the Company's common stock and held in your Employer Matching Contribution Account in accordance with the terms of the Savings Plan.

Q. WHAT IF I HAVE QUESTIONS?

A. If you have questions after reviewing the tender offer materials, contact Shareholder Communications Corporation, the Information Agent for the tender offer, at (888) 279-9146 (toll free) or (212) 805-7000, ext. 358 (call collect)
about questions on the procedure for tendering your Matching Shares or the terms and conditions of the tender offer, or contact Warburg Dillon Read LLC, the Dealer Manager for the tender offer at (212) 906-7000 about questions on the terms and conditions of the tender offer. Questions on the Plans should be addressed to American Express Trust Company at (800) 355-5770 (toll free) or to the Company at (610) 594-2950.

                                 DIRECTION FORM

                  THE WEST COMPANY, INCORPORATED SAVINGS PLAN
               EMPLOYER MATCHING CONTRIBUTION AND PAYSOP ACCOUNTS

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS. SEE THE REVERSE SIDE OF THIS FORM FOR THE NUMBER OF SHARES ALLOCATED TO YOUR EMPLOYER MATCHING CONTRIBUTION AND PAYSOP ACCOUNT ("ACCOUNT").
                         ------------------------------

                                  INSTRUCTIONS

     Carefully complete this Direction Form below. Be sure to sign and date the form. Enclose the Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, AS OUR AGENT FOR TABULATING THE DIRECTION FORMS, NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS EXTENDED. If American Stock Transfer & Trust Company does not receive a completed, dated and signed original Direction Form from you by such deadline, your eligible shares in your EMPLOYER MATCHING CONTRIBUTION ACCOUNT and your PAYSOP ACCOUNT ("Eligible Matching Shares") will not be tendered and will remain in your Account. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be ignored, and the Eligible Matching Shares will not be tendered and will remain in your Account. Note that the Company also has the right to ignore any direction that it determines cannot be implemented without violation of applicable law.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, YOU SHOULD MAKE YOUR OWN DECISION WHETHER TO TENDER ELIGIBLE MATCHING SHARES AND, IF SO, HOW MANY ELIGIBLE MATCHING SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHARES SHOULD BE TENDERED. NEITHER AMERICAN EXPRESS TRUST COMPANY, AS TRUSTEE FOR THE COMPANY'S SAVINGS PLAN, AMERICAN STOCK TRANSFER & TRUST COMPANY, AS AGENT IN TABULATING THE DIRECTION FORMS, WARBURG DILLON READ LLC, THE DEALER MANAGER FOR THE TENDER OFFER, SHAREHOLDER COMMUNICATIONS CORPORATION, THE INFORMATION AGENT FOR THE TENDER OFFER, THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ELIGIBLE MATCHING SHARES. THE COMPANY HAS BEEN INFORMED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

WITHDRAWAL

     If completely and properly submitted, your direction to tender Eligible Matching Shares will be deemed irrevocable unless withdrawn by 5:00 p.m., New York City time, Friday, October 2, 1998, unless extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling American Stock Transfer & Trust Company at (718) 921-8200 (or use a photocopy of a form). Your new Direction Form must be signed and dated. Upon receipt of a new, signed and dated Direction Form, your previous direction will be deemed canceled. You may re-tender any of your Eligible Matching Shares by obtaining another Direction Form from American Stock Transfer & Trust Company (or use a photocopy of a form) and repeating the previous instructions for directing tenders as set forth above.

PURSUANT TO SECTION 11.7 OF THE SAVINGS PLAN AND AS SET FORTH BELOW, THERE ARE SIGNIFICANT LIMITATIONS ON THE LIQUIDATION OF SHARES HELD IN EMPLOYER MATCHING CONTRIBUTION AND PAYSOP ACCOUNTS ("MATCHING SHARES"):

     1. A PARTICIPANT MAY LIQUIDATE MATCHING SHARES ONLY IF THE PARTICIPANT HAS REACHED THE AGE OF 55 AND HAS BEEN CREDITED WITH FIVE YEARS OF SERVICE WITH THE COMPANY (A "QUALIFIED PARTICIPANT");

     2. A QUALIFIED PARTICIPANT MAY LIQUIDATE ONLY 20% OF THE SHARES HELD FOR AT LEAST TWO YEARS IN HIS OR HER EMPLOYER MATCHING CONTRIBUTION OR PAYSOP ACCOUNT IN ANY GIVEN CALENDAR YEAR.

THEREFORE, (1) PARTICIPANTS WHO ARE NOT QUALIFIED PARTICIPANTS, AND (2) QUALIFIED PARTICIPANTS WHO HAVE LIQUIDATED 20% OF THEIR MATCHING SHARES DURING CALENDAR 1998, MAY NOT TENDER MATCHING SHARES IN THE TENDER OFFER. NO SHARES HELD FOR LESS THAN TWO YEARS IN AN EMPLOYER MATCHING CONTRIBUTION OR PAYSOP ACCOUNT MAY BE TENDERED IN THE TENDER OFFER.

     The number of Shares in your Employer Matching Contribution or PAYSOP Account are noted on the Direction Form. Not all of these Shares may be eligible for tendering in the Offer.

     As of September 4, 1998, there were allocated to your Account the number of Shares of The West Company, Incorporated common stock shown on this form. IF YOU ARE ELIGIBLE TO TENDER MATCHING SHARES YOU MAY TENDER ONLY 20% OF THE SHARES HELD FOR AT LEAST TWO YEARS.

    / / 1. Please DO NOT TENDER, but continue to HOLD all Matching Shares in my Account.

    / / 2. Please TENDER Shares (including fractional Shares, if any) in my
           Account under the Company's Savings Plan in the quantities indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no Matching Shares will be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED THIS BOX 2.

         THE TOTAL NUMBER OF SHARES TO BE TENDERED WHICH YOU INDICATE IN THE TABLE BELOW MAY NOT EXCEED 20% OF THE NUMBER OF SHARES HELD IN YOUR ACCOUNT FOR AT LEAST TWO YEARS, BUT IT MAY BE LESS THAN OR EQUAL TO SUCH NUMBER.

     The total number of Shares to be tendered which you indicate in the table below may NOT exceed 20% of the number of Shares held for at least two years in your Employer Matching Contributions or PAYSOP Account, but it may be less than or equal to such number. If the total number of Shares to be tendered which you indicate in the table below is less than 20% of the number of Shares held for at least two years in your Employer Matching Contributions or PAYSOP Account, you will be deemed to have directed the Company NOT to tender the remaining Shares.

     If the total number of Shares to be tendered which you indicate in the table below exceeds 20% of the number of Shares held for at least two years in your Employer Matching Contribution or PAYSOP Account, then 20% of the number of Shares held for at least two years in your Employer Matching Contribution or PAYSOP Account will be tendered pro rata according to the number of Shares you indicate in the table below.

         FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 3 ABOVE.

 NUMBER                NUMBER                NUMBER                NUMBER                NUMBER
OF SHARES             OF SHARES             OF SHARES             OF SHARES             OF SHARES
TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
_______    $27.00     _______    $28.00     _______    $29.00     _______    $30.00     _______    $31.00
_______    $27.125    _______    $28.125    _______    $29.125    _______    $30.125
_______    $27.25     _______    $28.25     _______    $29.25     _______    $30.25
_______    $27.375    _______    $28.375    _______    $29.375    _______    $30.375
_______    $27.50     _______    $28.50     _______    $29.50     _______    $30.50
_______    $27.625    _______    $28.625    _______    $29.625    _______    $30.625
_______    $27.75     _______    $28.75     _______    $29.75     _______    $30.75
_______    $27.875    _______    $28.875    _______    $29.875    _______    $30.875

     The undersigned hereby directs American Express Trust Company to tender in accordance with the Offer to Purchase and related materials dated September 9, 1998, copies of which I have received and read, the indicated number of Shares of the Company's common stock, reflecting my interest in the Employer Matching Contributions and PAYSOP Account under the Company's Savings Plan in my individual Account, or to hold such Account, in either case as provided on this form.

Signature: ______________________________________________

Please print name: ______________________________________

Date: ____________________________________________ , 1998

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

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       DESCRIPTION OF SHARES TENDERED
---------------------------------------------------
  NAME AND ADDRESS OF SAVINGS PLAN PARTICIPANT
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